Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 300 Executive Drive Suite 300 West Orange, NJ 07052 www.belfuse.com tel 201.432.0463

Bel Reports Third Quarter 2024 Results

Sales and Gross Margin Percentage Above Mid-Point of Expected Ranges

Provides Q4-24 Sales and Gross Margin Guidance

WEST ORANGE, NJ, Wednesday, October 23, 2024-- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) today announced preliminary financial results for the third quarter of 2024.

Third Quarter 2024 Highlights

•	Net sales of $123.6 million compared to $158.7 million in Q3-23
•	Gross profit margin of 36.1%, up from 35.0% in Q3-23
•	Net earnings of $8.1 million versus $19.4 million in Q3-23
•	Adjusted EBITDA of $20.6 million (16.7% of sales) as compared to $29.9 million (18.8% of sales) in Q3-23
•	Repurchased 26,647 shares of Bel stock at an aggregate cost of $1.9 million in Q3-24

“We were pleased that our third quarter results landed above the midpoint of guidance for both sales and gross margin”, said Daniel Bernstein, President and CEO. “Each of our three product segments performed as expected, given the current market, regulatory and seasonal factors outlined in last quarter's disclosures and on the Q2 earnings call.

“During the third quarter, the team focused on a variety of operational and other internal initiatives. With our announcement of the signing our definitive purchase agreement in September, we welcomed Enercon to the Bel family and are positioned to introduce new customers, end markets and geographies to our Power segment upon the closing expected later this quarter. In a project scheduled to be completed during the first quarter of 2025, our fuse manufacturing, located in China, will be consolidated into other existing Bel facilities thus reducing our footprint further. The fuse initiative is anticipated to achieve annual cost savings of approximately $1.5 million once completed. We are also pleased to announce the addition of two senior associates in newly-created positions to Bel’s corporate team. Uma Pengali has joined as Global Head of Sales and Marketing and Anubhav Gothi has joined as Bel’s Global Head of Contracts. We believe Uma and Anubhav will be instrumental contributors to Bel’s long-term success”, concluded Mr. Bernstein.

Farouq Tuweiq, CFO, added, “We have started to see positive trends in bookings during the months of September and October across each of our product segments, which is a positive indicator as we enter 2025. These green shoots are largely in our networking and industrial markets, and in the distribution channel. Looking to the fourth quarter of 2024, we expect GAAP net sales in the range of $117 to $125 million with gross margins of approximately 34 - 36%, based on information available as of today. This guidance excludes any potential incremental contribution related to the previously-announced acquisition of Enercon, which is expected to close during the fourth quarter.

“Overall, we are encouraged by the sequential improvement in market conditions that we are seeing and believe this will bode well for 2025. We are excited to continue our journey of growth and continuous improvement with our new team members”, concluded Mr. Tuweiq.

Non-GAAP financial measures, such as Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA, adjust corresponding GAAP measures for provision for income taxes, interest expense, and depreciation and amortization, and also exclude, where applicable for the covered period presented in the financial statements, certain unusual or special items identified by management such as restructuring charges, gains/losses on sales of businesses and properties, acquisition related costs, and certain litigation costs. Non-GAAP adjusted net sales exclude expedite fee revenue. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

Conference Call

Bel has scheduled a conference call for 8:30 a.m. ET on Thursday, October 24, 2024 to discuss these results. To participate in the conference call, investors should dial 877-407-0784, or 201-689-8560 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of at least 30 days at this same Internet address. For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 13749258 after 12:30 pm ET, also for 30 days.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits. These products are primarily used in the networking, telecommunications, computing, general industrial, high-speed data transmission, military, commercial aerospace, transportation and eMobility industries. Bel's portfolio of products also finds application in the automotive, medical, broadcasting and consumer electronics markets. Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies). The Company operates facilities around the world.

Company Contact:

Farouq Tuweiq

Chief Financial Officer

ir@belf.com

Investor Contact:

Three Part Advisors

Jean Marie Young, Managing Director or Steven Hooser, Partner
631-418-4339

jyoung@threepa.com; shooser@threepa.com

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, our guidance for the fourth quarter of 2024, and our statements regarding our expectations for future periods generally including anticipated financial performance, projections and trends for the remainder of the year and other future periods including 2025, and our statements regarding future events, performance, plans, intentions, beliefs, expectations and estimates, including statements regarding matters such as trends and expectations as to our sales, gross margin, products, product segments, customers, end markets, geographies and bookings, statements regarding our views and expectations about the impact of market trends and seasonal factors, statements about the closing of the Enercon Technologies, Ltd. (“Enercon”) acquisition including the anticipated timing thereof, and statements about the anticipated benefits and impact of the Enercon acquisition including in terms of introducing new customers, end markets and geographies to our Power segment, as well as any potential incremental contribution by Enercon post-closing to Bel’s financial results, statements regarding consolidation projects and initiatives, the expected timing of implementation and completion thereof, and the anticipated projections of cost savings to be realized thereby, statements about future contributions of new employees and the role of newly-created positions in the corporate team in contributing to Bel’s long-term success, statements regarding our expectations and beliefs regarding trends in the Company's business and industry and the markets in which Bel operates, and about the broader economy and macroeconomic environment generally, including statements about trends in bookings and views about indicators of economic conditions including as to particular sectors or markets, improvement in market conditions, and statements about Bel’s growth and improvement, and other statements regarding the Company's positioning, its strategies, future progress, investments, plans, targets, goals, and other focuses and initiatives, and the expected timing and potential benefits thereof. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “forecast,” “outlook,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Bel’s control. Bel’s actual results could differ materially from those stated or implied in our forward-looking statements (including without limitation any of Bel’s projections) due to a number of factors, including but not limited to, unanticipated difficulties, delays or expenditures relating to the proposed Enercon acquisition, including, without limitation, difficulties that result in the failure to realize the expected benefits and synergies within the expected time period (if at all); disruptions of Bel’s or Enercon’s current plans, operations and relationships with customers, suppliers, distributors, business partners and regulators caused by the announcement and pendency of the proposed Enercon acquisition; potential difficulties in employee retention due to the announcement and pendency of the proposed Enercon acquisition; the possibility that the proposed Enercon acquisition does not close, including, but not limited to, failure to satisfy the closing conditions; the market concerns facing our customers, and risks for the Company’s business in the event of the loss of certain substantial customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions, and challenges impacting the macroeconomic environment generally and/or our industry in particular; the effects of rising input costs, and cost changes generally, including the potential impact of inflationary pressures; difficulties associated with integrating previously acquired companies, and any difficulties that may be experienced in integrating Enercon following the closing of the Enercon acquisition; capacity and supply constraints or difficulties, including supply chain constraints or other challenges; the impact of public health crises (such as the governmental, social and economic effects of COVID or other future epidemics or pandemics); difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages; risks associated with our international operations, including our substantial manufacturing operations in China, and following the acquisition of Enercon, risks associated with operations in Israel, which may be adversely affected by political or economic instability, major hostilities or acts of terrorism in the region; risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings; product development, commercialization or technological difficulties; the regulatory and trade environment including the potential effects of trade restrictions that may impact Bel, its customers and/or its suppliers; risks associated with fluctuations in foreign currency exchange rates and interest rates; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. and applicable foreign legal and regulatory requirements, including tax laws, trade and tariff policies; and the risks detailed in Bel’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in subsequent reports filed by Bel with the Securities and Exchange Commission, as well as other documents that may be filed by Bel from time to time with the Securities and Exchange Commission. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Bel’s views as of the date of this press release. Bel anticipates that subsequent events and developments will cause its views to change. Bel undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Bel’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

The Non-GAAP financial measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP adjusted net sales, Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP"). These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation. We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. For additional information about our use of non-GAAP financial measures in connection with our Incentive Compensation Program for 2023, please see the Executive Compensation discussion appearing in our Definitive Proxy Statement filed with the Securities and Exchange Commission on April 1, 2024.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, Securities and Exchange Commission (SEC) filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Net sales	$123,638	$158,682	$384,933	$499,803
Cost of sales	78,961	103,217	238,782	335,137
Gross profit	44,677	55,465	146,151	164,666
As a % of net sales	36.1%	35.0%	38.0%	32.9%

Research and development costs	5,443	5,292	16,652	16,521
Selling, general and administrative expenses	26,700	23,717	75,785	74,149
As a % of net sales	21.6%	14.9%	19.7%	14.8%
Restructuring charges	1,087	2,091	1,790	6,306
Gain on sale of property	-	(147)	-	(3,819)
Income from operations	11,447	24,512	51,924	71,509
As a % of net sales	9.3%	15.4%	13.5%	14.3%

Gain on sale of Czech Republic business	-	(135)	-	980
Interest expense	(414)	(512)	(1,263)	(2,402)
Interest income	1,480	-	3,741	-
Other income/expense, net	(1,325)	(96)	21	(286)
Earnings before income taxes	11,188	23,769	54,423	69,801

Provision for income taxes	3,108	4,321	11,663	8,006
Effective tax rate	27.8%	18.2%	21.4%	11.5%
Net earnings	$8,080	$19,448	$42,760	$61,795
As a % of net sales	6.5%	12.3%	11.1%	12.4%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,116	2,142	2,126	2,142
Class B common shares - basic and diluted	10,434	10,636	10,512	10,636

Net earnings per common share:
Class A common shares - basic and diluted	$0.61	$1.46	$3.23	$4.63
Class B common shares - basic and diluted	$0.65	$1.54	$3.41	$4.88

(1) The supplementary information included in this press release for 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$134,266	$89,371
Held to maturity U.S. Treasury securities	29,541	37,548
Accounts receivable, net	75,998	84,129
Inventories	124,885	136,540
Other current assets	22,959	33,890
Total current assets	387,649	381,478
Property, plant and equipment, net	36,735	36,533
Right-of-use assets	22,901	20,481
Related-party note receivable	3,070	2,152
Equity method investment	10,014	10,282
Goodwill and other intangible assets, net	72,772	76,033
Other assets	51,276	44,672
Total assets	$584,417	$571,631

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$37,139	$40,441
Operating lease liability, current	6,451	6,350
Other current liabilities	53,297	63,818
Total current liabilities	96,887	110,609
Long-term debt	60,000	60,000
Operating lease liability, long-term	16,808	14,212
Other liabilities	43,360	46,252
Total liabilities	217,055	231,073
Stockholders' equity	367,362	340,558
Total liabilities and stockholders' equity	$584,417	$571,631

(1) The supplementary information included in this press release for 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Nine Months Ended
	September 30,
	2024	2023

Cash flows from operating activities:
Net earnings	$42,760	$61,795
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	10,759	9,962
Stock-based compensation	2,782	2,712
Amortization of deferred financing costs	27	33
Deferred income taxes	(5,366)	(4,894)
Net unrealized losses on foreign currency revaluation	1,275	130
Gain on sale of property	-	(3,819)
Gain on sale of Czech Republic business	-	(980)
Other, net	628	(495)
Changes in operating assets and liabilities:
Accounts receivable, net	8,366	11,931
Unbilled receivables	7,482	1,590
Inventories	12,266	29,313
Accounts payable	(3,302)	(18,674)
Accrued expenses	(11,849)	4,536
Accrued restructuring costs	(590)	(148)
Income taxes payable	4,809	2,008
Other operating assets/liabilities, net	(4,327)	(13,575)
Net cash provided by operating activities	65,720	81,425

Cash flows from investing activities:
Purchases of property, plant and equipment	(7,906)	(9,659)
Purchases of held to maturity U.S. Treasury securities	(131,309)	-
Proceeds from held to maturity securities	139,316	-
Payment for equity method investment	-	(9,975)
Investment in related party notes receivable	(918)	(1,905)
Proceeds from sale of property, plant and equipment	236	5,403
Proceeds from sale of business	-	5,063
Net cash used in investing activities	(581)	(11,073)

Cash flows from financing activities:
Dividends paid to common stockholders	(2,487)	(2,490)
Deferred financing costs	(330)	-
Repayments under revolving credit line	-	(40,000)
Borrowings under revolving credit line	-	5,000
Purchases of common stock	(16,053)	-
Net cash used in financing activities	(18,870)	(37,490)

Effect of exchange rate changes on cash and cash equivalents	(1,374)	(2,903)

Net increase in cash and cash equivalents	44,895	29,959
Cash and cash equivalents - beginning of period	89,371	70,266
Cash and cash equivalents - end of period	$134,266	$100,225

Supplementary information:
Cash paid during the period for:
Income taxes, net of refunds received	$15,556	$18,148
Interest payments	$3,010	$3,738
ROU assets obtained in exchange for lease obligations	$4,711	$5,887

(1) The supplementary information included in this press release for 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Product Group Highlights

(dollars in thousands, unaudited)

	Sales			Gross Margin
	Q3-24	Q3-23	% Change	Q3-24	Q3-23	Basis Point Change
Power Solutions and Protection	$48,680	$74,862	-35.0%	39.4%	41.7%	(230)
Connectivity Solutions	55,715	51,771	7.6%	36.6%	35.8%	80
Magnetic Solutions	19,243	32,049	-40.0%	27.3%	22.0%	530
Total	$123,638	$158,682	-22.1%	36.1%	35.0%	110

	Sales			Gross Margin
	YTD September 2024	YTD September 2023	% Change	YTD September 2024	YTD September 2023	Basis Point Change
Power Solutions and Protection	$167,478	245,134	-31.7%	43.2%	37.5%	570
Connectivity Solutions	167,822	160,010	4.9%	37.3%	35.8%	150
Magnetic Solutions	49,633	94,659	-47.6%	23.9%	23.0%	90
Total	$384,933	$499,803	-23.0%	38.0%	32.9%	510

(1) The supplementary information included in this press release for 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Reconciliation of GAAP Net Sales to Non-GAAP Adjusted Net Sales(2)

Reconciliation of GAAP Net Earnings to EBITDA and Adjusted EBITDA(2)

(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

GAAP net sales	$123,638	$158,682	$384,933	$499,803
Expedite fee revenue	-	1,008	57	14,425
Non-GAAP adjusted net sales	$123,638	$157,674	$384,876	$485,378

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

GAAP Net earnings	$8,080	$19,448	$42,760	$61,795
Interest expense	414	512	1,263	2,402
Provision for income taxes	3,108	4,321	11,663	8,006
Depreciation and amortization	3,636	3,391	10,759	9,962
EBITDA	$15,238	$27,672	$66,445	$82,165
% of net sales	12.3%	17.4%	17.3%	16.4%

Unusual or special items:
Restructuring charges	1,087	2,091	1,790	6,306
MPS litigation costs	-	132	-	2,903
Gain on sale of Czech Republic business	-	135	-	(980)
Gain on sale of properties	-	(147)	-	(3,819)
Acquisition related costs	4,292	-	4,292	-
Adjusted EBITDA	$20,617	$29,883	$72,527	$86,575
% of net sales	16.7%	18.8%	18.8%	17.3%

(1) The supplementary information included in this press release for 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP adjusted net sales, Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. See the section above captioned “Non-GAAP Financial Measures” for additional information.

Bel Fuse Inc.

Supplementary Information(1)

Reconciliation of GAAP Measures to Non-GAAP Measures(2)

(in thousands, except per share data) (unaudited)

The following tables detail the impact that certain unusual or special items had on the Company's net earnings per common Class A and Class B basic and diluted shares ("EPS") and the line items in which these items were included on the consolidated statements of operations.

	Three Months Ended September 30, 2024					Three Months Ended September 30, 2023
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$11,188	$3,108	$8,080	$0.61	$0.65	$23,769	$4,321	$19,448	$1.46	$1.54
Restructuring charges	1,087	154	933	0.07	0.07	2,091	407	1,684	0.13	0.13
MPS litigation costs	-	-	-	-	-	132	30	102	0.01	0.01
Gain on sale of Czech Republic business	-	-	-	-	-	135	7	128	0.01	0.01
Gain on sale of properties	-	-	-	-	-	(147)	(29)	(118)	(0.01)	(0.01)
Acquisition related costs	4,292	987	3,305	0.25	0.27	-	-	-	-	-
Non-GAAP measures	$16,567	$4,249	$12,318	$0.94	$0.99	$25,980	$4,736	$21,244	$1.59	$1.68

	Nine Months Ended September 30, 2024					Nine Months Ended September 30, 2023
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$54,423	$11,663	$42,760	$3.23	$3.41	$69,801	$8,006	$61,795	$4.63	$4.88
Restructuring charges	1,790	317	1,473	0.11	0.12	6,306	1,007	5,299	0.40	0.42
MPS litigation costs	-	-	-	-	-	2,903	667	2,236	0.17	0.18
Gain on sale of Czech Republic business	-	-	-	-	-	(980)	(49)	(931)	(0.07)	(0.07)
Gain on sale of properties	-	-	-	-	-	(3,819)	(763)	(3,056)	(0.23)	(0.24)
Acquisition related costs	4,292	987	3,305	0.25	0.26	-	-	-	-	-
Non-GAAP measures	$60,505	$12,967	$47,538	$3.59	$3.80	$74,211	$8,868	$65,343	$4.89	$5.16

(1) The supplementary information included in this press release for 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP adjusted net sales, Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. See the section above captioned “Non-GAAP Financial Measures” for additional information.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.